3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750

February 10, 2009

Penseco Financial Services Corporation 150 North Washington Avenue Scranton, Pennsylvania 18503-1848

Re:	Registration Statement on Form S-4 Registration No. 333-156925

Ladies and Gentlemen:

We have acted as counsel to Penseco Financial Services Corporation, a Pennsylvania corporation (the “Company”) in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed offering and sale of up to 1,128,240 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) in connection with the merger (the “Merger”) of Old Forge Bank, a Pennsylvania commercial bank (“Old Forge”), with and into Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company and direct wholly-owned subsidiary of the Company (“Penn Security”), pursuant to the Agreement and Plan of Merger by and among the Company, Old Forge and Penn Security, dated as of December 5, 2008 (the “Merger Agreement”).

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the Company’s Articles of Incorporation, as amended and/or restated to date, (iii) the Company’s Bylaws, as amended and/or restated to date and (iv) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Based upon the foregoing, and assuming (i) that the conditions to closing the Merger are satisfied or waived including, without limitation, that the requisite votes by the Old Forge shareholders

Penseco Financial Services Corporation
February 10, 2009

regarding the approval and adoption of the Merger Agreement are obtained, (ii) the receipt of required regulatory approvals, and (iii) the proper filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and delivered by the Company against receipt of shares of Old Forge common stock in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.  Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP